UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 5, 2026 (December 29, 2025)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.

001-38646	Dow Inc. 2211 H.H. Dow Way, Midland, MI 48674 (989) 636-1000	Delaware	30-1128146

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                         ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Retirement

On December 29, 2025, A.N. Sreeram, Senior Vice President and Chief Technology Officer of Dow Inc. (“Dow” or the “Company”), provided notice of his retirement from the Company effective June 30, 2026. Dr. Sreeram will be succeeded by Andre Argenton, who has been appointed Chief Technology and Sustainability Officer effective January 1, 2026. Dr. Argenton has most recently served as Dow’s Chief Sustainability Officer and Vice President of Environment, Health & Safety. He brings over 25 years of experience at Dow, including senior leadership roles in Research & Development. In his new role, Dr. Argenton will lead Dow’s global research and development organization while continuing to lead Dow’s environment, health, safety and sustainability organization.

Director Resignation

On January 2, 2026, Rebecca B. Liebert tendered her resignation from the Board of Directors of the Company effective immediately. Ms. Liebert’s decision to resign is due to her recent appointment as Chair of the Board of Directors of Occidental Chemical Corporation (“OxyChem”), which produces basic and specialty chemicals, following the recent acquisition of OxyChem by Berkshire Hathaway Inc. and is not a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.

Date: January 5, 2026

/s/ AMY E. WILSON

Amy E. Wilson

General Counsel and Corporate Secretary